SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.______)

Filed by the Registrant [ X ]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[   ] Preliminary Proxy Statement

[   ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[   ] Definitive Proxy Statement

[   ] Definitive Additional Materials

[ X ] Soliciting Material under Rule 14a-12

PNC Funds

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1.	Title of each class of securities to which transaction applies:
2.	Aggregate number of securities to which transaction applies:
3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
4.	Proposed maximum aggregate value of transaction:
5.	Total fee paid:

[ ] Fee paid previously with preliminary proxy materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

_______________________________________________________________

2)	Form, Schedule or Registration Statement No.:

_______________________________________________________________

3)	Filing Party:

_______________________________________________________________

4)	Date Filed:

_______________________________________________________________

PROXY LITE MESSAGE DRAFT SAMPLES:
PNC Funds

Sample 1

“Hi, this is Jennifer Spratley.

I am the President of PNC Funds. I’m calling you about a Special shareholder meeting that will be held on November 5th.

As a shareholder of record on August 7th, you should have recently received a proxy package related to this meeting. The package included instructions on how you can easily and quickly vote your shares by mail, over the phone or online.

Your vote is needed and valued regardless of the number of shares that you own. Please vote promptly by pressing 1 at any time to be connected with a proxy specialist. If this message was recorded on your voice mail, please call 855-486-7907 to vote your shares.

We need your participation and therefore we ask that you vote as soon as possible. Your vote is very important. In addition, when you vote promptly, it saves time, money, and energy by helping us avoid sending you the materials again or calling to request your vote.

Thank you for your time and most importantly, thank you for your vote.”